Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS
FOURTH CONSECUTIVE PROFITABLE QUARTER

HONOLULU, HI, January 25, 2012 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (the “Bank”), today reported net income for the fourth quarter of 2011 of $12.1 million, or $0.29 per diluted share, compared to a net loss in the fourth quarter of 2010 of $2.1 million, or $2.78 per diluted share, and net income in the third quarter of 2011 of $11.6 million, or $0.28 per diluted share.  For the year ended December 31, 2011, the Company’s net income was $36.6 million, or $3.31 per diluted share, compared to a net loss of $251.0 million, or $171.13 per diluted share in the previous year.

"In a year where we believe we have made tremendous progress in executing our recovery plan, we are pleased to end 2011 with our fourth consecutive profitable quarter," said John C. Dean, President and Chief Executive Officer.  "As we saw during the year, continued improvement in our credit risk profile and further reductions in our nonperforming assets allowed us to once again meaningfully reduce our allowance for loan and lease losses, which contributed greatly to our profitable quarter."

Significant Highlights and Fourth Quarter Results

▪	Reported fourth consecutive profitable quarter with net income of $12.1 million, compared to net income of $11.6 million in the third quarter of 2011.

▪
For the third consecutive quarter, the Company did not incur credit costs as it reduced its allowance for loan and lease losses (ALLL) by an amount greater than net foreclosed asset expense, write-downs of loans held for sale and the increase to the reserve for unfunded commitments.  The reduction in the ALLL resulted in a credit to the provision for loan and lease losses of $11.2 million, compared to a credit of $19.1 million during the third quarter of 2011.

▪	Reduced nonperforming assets by $27.7 million to $195.6 million at December 31, 2011 from $223.3 million at September 30, 2011.

▪
The ALLL, as a percentage of total loans and leases, decreased to 5.91% at December 31, 2011, compared to 6.96% at September 30, 2011.  In addition, the Company had an ALLL, as a percentage of nonperforming assets, of 62.42% at December 31, 2011, compared to 64.23% at September 30, 2011.

▪
Agreed to contribute $3.5 million to the Central Pacific Bank Foundation (the “Foundation”) to continue the Company’s longstanding commitment to support its local communities.  During the third quarter of 2011, the Company agreed to contribute $5.0 million to the Foundation.

▪
Increased Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios as of December 31, 2011 to 22.94%, 24.24%, and 13.78%, respectively, compared to 22.63%, 23.94%, and 13.19%, respectively, as of September 30, 2011.  The Company’s capital ratios continue to exceed the minimum levels required to be considered “well-capitalized” for regulatory purposes.

Earnings Highlights
Net interest income for the fourth quarter of 2011 was $30.8 million, compared to $27.0 million in the year-ago quarter and $29.8 million in the third quarter of 2011.  Net interest margin was 3.25%, compared to 2.76% in the year-ago quarter and 3.05% in the third quarter of 2011.  The improvement reflects the Company’s continued redeployment of its excess liquidity into higher yielding assets and further declines in its overall funding costs.  The current quarter decrease in the Company’s funding costs was largely attributable to the previously reported prepayment of long-term borrowings at the Federal Home Loan Bank of Seattle totaling $120.5 million with a weighted average interest rate of 4.36% during the third quarter of 2011.

The provision for loan and lease losses for the fourth quarter of 2011 was a credit of $11.2 million, compared to a credit of $19.1 million in the third quarter of 2011 and a charge of $0.4 million in the fourth quarter of 2010.  The reduction was the result of further improvement in the Company’s credit risk profile as evidenced by continued declines in nonperforming assets during the quarter, which is described more fully below.

Other operating income for the fourth quarter of 2011 totaled $15.2 million, compared to $19.9 million in the year-ago quarter and $11.5 million in the third quarter of 2011. The decrease from the year-ago quarter was primarily due to the recognition of a $7.7 million gain on the sale of a building during the fourth quarter of 2010, partially offset by the recognition of a $1.0 million gain on the sale of investment securities during the fourth quarter of 2011. The sequential-quarter increase was primarily due to higher gains on sales of residential mortgage loans of $2.5 million and the previously mentioned investment securities gain, partially offset by lower unrealized gains on interest rate locks of $1.1 million.

Other operating expense for the fourth quarter of 2011 totaled $45.2 million, compared to $48.6 million in the year-ago quarter and $48.8 million in the third quarter of 2011.  The decrease from the year-ago quarter was primarily attributable to a nonrecurring loss on the early extinguishment of debt of $5.7 million recorded in the fourth quarter of 2010, a lower provision for repurchased residential mortgage loans of $4.3 million, and lower FDIC insurance expense of $1.7 million, partially offset by higher salaries and employee benefits of $4.3 million and higher charitable contributions of $3.5 million.  The sequential quarter decrease was primarily attributable to a nonrecurring loss on the early extinguishment of debt of $6.2 million recorded in the third quarter of 2011 and lower charitable contributions of $1.6 million, partially offset by higher net credit-related charges (which includes changes in the reserve for unfunded commitments and foreclosed asset expense) of $4.6 million and higher salaries and employee benefits of $1.5 million

The efficiency ratio for the fourth quarter of 2011 was 92.0% (excluding gains on sale of investment securities of $1.0 million and foreclosed asset expense of $3.0 million), compared to 80.0% in the year-ago quarter (excluding the loss on early extinguishment of debt of $5.7 million, foreclosed asset expense of $4.1 million and write-downs of loans held for sale of $0.5 million) and 99.1% (excluding the loss on early extinguishment of debt of $6.2 million and foreclosed asset expense of $0.8 million) in the third quarter of 2011.

The Company continues to recognize a full valuation allowance against its net deferred tax assets and did not record any income tax benefit or expense during the fourth quarter of 2011.

Balance Sheet Highlights
Total assets at December 31, 2011 of $4.1 billion increased by $194.8 million and $13.7 million from December 31, 2010 and September 30, 2011, respectively.

Total loans and leases at December 31, 2011 of $2.1 billion decreased by $105.0 million from December 31, 2010 and increased by $5.0 million from September 30, 2011.  The increase in total loans and leases from the third quarter of 2011 was primarily due to an increase in the residential mortgage loan portfolio of $39.1 million, partially offset by a decrease in the construction and development portfolio of $35.0 million.

Total deposits at December 31, 2011 were $3.4 billion, compared to $3.1 billion and $3.3 billion at December 31, 2010 and September 30, 2011, respectively.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $2.8 billion at December 31, 2011.  This represents a decrease of $9.9 million from a year ago and an increase of $49.3 million from September 30, 2011.  Significant changes in total deposits during the quarter included an increase in non-interest bearing demand deposits, time deposits, savings and money market deposits, and interest bearing demand deposits of $47.5 million, $30.0 million, $14.2 million and $3.7 million, respectively.

Total shareholders’ equity was $456.4 million at December 31, 2011, compared to $66.1 million and $440.9 million at December 31, 2010 and September 30, 2011, respectively.

Asset Quality
Nonperforming assets at December 31, 2011 totaled $195.6 million, or 4.73% of total assets, compared to $223.3 million, or 5.42% of total assets at September 30, 2011.  The sequential-quarter decrease in the Company’s nonperforming assets was primarily attributable to loan pay-downs and pay-offs totaling $17.3 million, sales of foreclosed properties totaling $9.0 million, charge-offs totaling $5.2 million, write-downs totaling $2.0 million and transfers of loans back to accrual status totaling $6.2 million.  The sequential-quarter decrease reflects net reductions in Hawaii construction and development assets totaling $25.7 million and Hawaii residential mortgage assets totaling $9.0 million, partially offset by net increases in Hawaii commercial mortgage assets totaling $2.3 million and Mainland construction and development assets totaling $1.8 million.

Loans delinquent for 90 days or more still accruing interest totaled $28,000 at December 31, 2011, compared to $0.4 million at September 30, 2011.  In addition, loans delinquent for 30 days or more still accruing interest totaled $5.4 million at December 31, 2011, compared to $4.5 million at September 30, 2011.

Net loan charge-offs in the fourth quarter of 2011 totaled $10.1 million, compared to $25.2 million in the year-ago quarter and $4.4 million in the third quarter of 2011.  Net charge-offs included the following significant amounts:  Mainland construction and development loans totaling $6.6 million and Hawaii construction and development loans totaling $3.4 million.

The ALLL, as a percentage of total loans and leases, was 5.91% at December 31, 2011, compared to 6.96% at September 30, 2011.  The ALLL, as a percentage of nonperforming assets, was 62.42% at December 31, 2011, compared to 64.23% at September 30, 2011.

Construction and Development Loans
At December 31, 2011, the construction and development loan portfolio (excluding owner-occupied loans) totaled $148.4 million, or 7.2%, of the total loan portfolio.  Of this amount, $74.8 million were located in Hawaii and $73.6 million were located on the Mainland.  This portfolio decreased by $32.9 million from September 30, 2011 and by $151.5 million from December 31, 2010.  The sequential quarter decrease was attributable to decreases in the Hawaii and Mainland construction and development loan portfolios (excluding owner-occupied loans) of $23.7 million and $9.2 million, respectively.

The ALLL established for these loans was $21.9 million at December 31, 2011, or 14.8%, of the total outstanding balance, compared to $27.3 million, or 15.0%, of the total outstanding balance at September 30, 2011.  Of this amount, $12.3 million related to construction and development loans in Hawaii and $9.6 million related to construction and development loans on the Mainland.

Nonperforming construction and development assets in Hawaii totaled $75.1 million at December 31, 2011, or 1.8%, of total assets.  At December 31, 2011, this balance was comprised of portfolio loans totaling $22.1 million, loans held for sale totaling $12.4 million and foreclosed properties totaling $40.6 million.  Nonperforming assets related to this sector totaled $100.3 million at September 30, 2011.

Nonperforming construction and development assets on the Mainland totaled $48.0 million at December 31, 2011, or 1.2%, of total assets.  At December 31, 2011, this balance was comprised of portfolio loans totaling $33.0 million and foreclosed properties totaling $15.0 million.  Nonperforming assets related to this sector totaled $46.2 million at September 30, 2011.

Capital Levels
At December 31, 2011, the Company’s Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios were 22.94%, 24.24%, and 13.78%, respectively, compared to 22.63%, 23.94%, and 13.19%, respectively, at September 30, 2011.  The Company’s capital ratios continue to exceed the minimum levels required by both the Memorandum of Understanding between the bank and its regulators (the “MOU”) and the levels required to be considered “well-capitalized” for regulatory purposes.

Reverse Split
Except as otherwise specified, the share and per share amounts for historical periods have been restated to give the effect to the Reverse Stock Split effected on February 2, 2011.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure.    Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company’s management will host a conference call today at 12:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://investor.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-317-6789.  A playback of the call will be available through February 27, 2012 by dialing 1-877-344-7529 (passcode: 10008748) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $4.1 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 34 branches, 120 ATMs, and a residential mortgage subsidiary in the state of Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********
Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts”, “intends”, “hopes”, “should”, “estimates” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company and the Bank including the Memorandum of Understanding entered into with the FDIC and the DFI on May 5, 2011; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Act Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; threats to the security of our technology software and hardware; changes in our organization and management; changes in tax and accounting policies and practices; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from forward-looking statements, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s 2010 Form 10-K and 2011 Form 10-Qs.  The Company does not update any of its forward-looking statements except as required by law.

#####

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - December 31, 2011
(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in thousands, except per share data)	2011	2010			2011	2010

INCOME STATEMENT
Net income (loss)	$12,095	$(2,085)			$36,571	$(250,953)
Per common share data:
Basic earnings (loss) per share (after preferred stock
dividends, accretion of discount, and conversion
of preferred stock to common stock)	0.29	(2.78)			3.36	(171.13)
Diluted earnings (loss) per share (after preferred stock
dividends, accretion of discount, and conversion
of preferred stock to common stock)	0.29	(2.78)			3.31	(171.13)

PERFORMANCE RATIOS
Return (loss) on average assets (1)	1.19%	(0.20	) %		0.90%	(5.74	) %
Return (loss) on average shareholders' equity (1)	10.78	(9.90)			9.83	(140.73)
Net income (loss) to average tangible shareholders' equity (1)	11.27	(13.47)			10.41	(193.24)
Efficiency ratio (2)	91.99	79.99			92.06	82.88
Net interest margin (1)	3.25	2.76			3.09	2.91

					December 31,
REGULATORY CAPITAL RATIOS					2011	2010
Central Pacific Financial Corp.
Tier 1 risk-based capital					22.94%	7.64%
Total risk-based capital					24.24	8.98
Leverage capital					13.78	4.42

Central Pacific Bank
Tier 1 risk-based capital					21.63%	8.36%
Total risk-based capital					22.93	9.70
Leverage capital					13.00	4.83

					December 31,			%
					2011	2010		Change
BALANCE SHEET
Total assets					$4,132,865	$3,938,051		4.9%
Loans and leases, net of unearned interest					2,064,447	2,169,444		(4.8)
Net loans and leases					1,942,354	1,976,590		(1.7)
Deposits					3,443,528	3,132,947		9.9
Total shareholders' equity					456,440	66,052		591.0
Book value per common share					10.93	(42.18)		N/A
Tangible book value per common share					10.48	(56.55)		N/A
Market value per common share					12.92	30.60		(57.8)
Tangible common equity ratio (3)					10.63%	(2.20	) %	N/A

	Three Months Ended				Year Ended
	December 31,			%	December 31,			%
	2011	2010		Change	2011	2010		Change
SELECTED AVERAGE BALANCES
Total assets	$4,064,411	$4,109,582		(1.1)%	$4,054,628	$4,368,259		(7.2	) %
Interest-earning assets	3,787,703	3,909,134		(3.1)	3,822,410	4,099,755		(6.8)
Loans and leases, net of unearned interest	2,114,686	2,359,977		(10.4)	2,121,544	2,716,090		(21.9)
Other real estate	62,685	53,549		17.1	53,033	40,499		30.9
Deposits	3,348,719	3,146,779		6.4	3,212,540	3,258,940		(1.4)
Interest-bearing liabilities	2,846,075	3,353,362		(15.1)	2,925,423	3,531,123		(17.2)
Total shareholders' equity	448,759	84,281		432.5	371,922	178,321		108.6

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - December 31, 2011
(Unaudited)

(in thousands, except per share data)
					December 31,		%
					2011	2010	Change
NONPERFORMING ASSETS
Nonaccrual loans (including loans held for sale)					$133,913	$245,304	(45.4	) %
Other real estate, net					61,681	57,507	7.3
Total nonperforming assets					195,594	302,811	(35.4)
Loans delinquent for 90 days or more (still accruing interest)					28	8,531	(99.7)
Restructured loans (still accruing interest)					8,263	13,401	(38.3)
Total nonperforming assets, loans delinquent for 90 days or more (still
accruing interest) and restructured loans (still accruing interest)					$203,885	$324,743	(37.2)

	Three Months Ended				Year Ended
	December 31,		%		December 31,		%
	2011	2010	Change		2011	2010	Change
Loan charge-offs	$11,275	$30,205	(62.7	) %	$41,543	$199,962	(79.2	) %
Recoveries	1,153	5,051	(77.2)		11,472	27,989	(59.0)
Net loan charge-offs	$10,122	$25,154	(59.8)		$30,071	$171,973	(82.5)
Net loan charge-offs to average loans (1)	1.91%	4.26%			1.42%	6.33%

					December 31,
					2011	2010
ASSET QUALITY RATIOS
Nonaccrual loans (including loans held for sale) to total loans and leases and loans held for sale					6.33%	10.96%
Nonperforming assets to total assets					4.73	7.69
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured
loans (still accruing interest) to total loans and leases, loans held for sale & other real estate					9.37	14.14
Allowance for loan and lease losses to total loans and leases					5.91	8.89
Allowance for loan and lease losses to nonaccrual loans (including loans held for sale)					91.17	78.62

(1) Annualized

(2)
The efficiency ratio is a non-GAAP financial measure which should be read and used in conjunction with the Company's GAAP financial information. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. Our efficiency ratio is derived by dividing other operating expense (excluding amortization, impairment and write-down of intangible assets, goodwill, loans held for sale and foreclosed property, loss on early extinguishment of debt, loss on investment transaction and loss on sale of commercial real estate loans) by net operating revenue (net interest income on a taxable equivalent basis plus other operating income before securities transactions). See Reconciliation of Non-GAAP Financial Measures.

(3)
The tangible common equity ratio is a non-GAAP financial measure which should be read and used in conjunction with the Company's GAAP financial information. Comparison of our tangible common equity ratio with those of other companies may not be possible because other companies may calculate the tangible common equity ratio differently. Our tangible common equity ratio is derived by dividing common shareholders' equity, less intangible assets (excluding mortgage servicing rights (MSRs)) by total assets, less intangible assets (excluding MSRs).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended	Quarter Ended		Quarter Ended
(Dollars in thousands, except per share data)	December 31, 2011	September 30, 2011		December 31, 2010

Efficiency Ratio

Total operating expenses as a percentage of net operating revenue	100.14%	117.84%		103.37%

Amortization of other intangible assets	(1.59)	(1.74)		(1.53)

Foreclosed asset expense	(6.56)	(2.02)		(8.65)

Write down of assets	-	0.07		(1.11)

Loss on early extinguishment of debt	-	(15.04)		(12.09)

Efficiency ratio	91.99%	99.11%		79.99%

	Year Ended	Year Ended
	December 31, 2011	December 31, 2010

Total operating expenses as a percentage of net operating revenue	103.01%	152.25%

Goodwill impairment	-	(58.53)

Amortization of other intangible assets	(1.72)	(1.64)

Foreclosed asset expense	(2.73)	(5.13)

Write down of assets	(2.77)	(0.83)

Loss on early extinguishment of debt	(3.73)	(3.24)

Efficiency ratio	92.06%	82.88%

Tangible Common Equity Ratio	December 31, 2011	December 31, 2010

Total shareholders' equity	$456,440	$66,052

Less: Preferred stock	-	(130,458)

Less: Other intangible assets	(19,053)	(21,927)

Tangible common equity	437,387	(86,333)

Total assets	4,132,865	3,938,051

Less: Other intangible assets	(19,053)	(21,927)

Tangible assets	4,113,812	3,916,124

Tangible common equity / Tangible assets	10.63%	(2.20	) %

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,	December 31,
(in thousands)	2011	2011	2010

ASSETS
Cash and due from banks	$76,233	$68,508	$61,725
Interest-bearing deposits in other banks	180,839	231,353	729,014
Investment securities:
Available for sale	1,492,994	1,466,970	702,517
Held to maturity (fair value of $976 at December 31, 2011,
$1,287 at September 30, 2011 and $2,913 at December 31, 2010)	931	1,250	2,828
Total investment securities	1,493,925	1,468,220	705,345

Loans held for sale	50,290	43,839	69,748
Loans and leases	2,064,447	2,059,435	2,169,444
Less allowance for loan and lease losses	122,093	143,430	192,854
Net loans and leases	1,942,354	1,916,005	1,976,590

Premises and equipment, net	51,414	52,505	57,390
Accrued interest receivable	11,674	12,055	11,279
Investment in unconsolidated subsidiaries	12,697	13,051	14,856
Other real estate	61,681	62,720	57,507
Mortgage servicing rights	22,933	22,596	22,712
Other intangible assets	19,053	19,771	21,927
Bank-owned life insurance	144,474	143,845	142,296
Federal Home Loan Bank stock	48,797	48,797	48,797
Income tax receivable	2,395	2,402	2,223
Other assets	14,106	13,491	16,642
Total assets	$4,132,865	$4,119,158	$3,938,051

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$729,149	$681,619	$611,744
Interest-bearing demand	569,371	565,635	639,548
Savings and money market	1,136,180	1,121,969	1,089,813
Time	1,008,828	978,810	791,842
Total deposits	3,443,528	3,348,033	3,132,947

Short-term borrowings	34	1,224	202,480
Long-tem debt	158,298	258,347	459,803
Other liabilities	64,585	60,699	66,766
Total liabilities	3,666,445	3,668,303	3,861,996

Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding none at
December 31, 2011 and September 30, 2011, and 135,000 at December 31, 2010	-	-	130,458
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding
41,749,116 shares at December 31, 2011, 41,749,116 shares at September 30, 2011
and 1,527,000 shares at December 31, 2010	784,539	784,172	404,167
Surplus	66,585	65,479	63,308
Accumulated deficit	(396,848)	(408,943)	(517,316)
Accumulated other comprehensive income (loss)	2,164	161	(14,565)
Total shareholders' equity	456,440	440,869	66,052
Non-controlling interest	9,980	9,986	10,003
Total equity	466,420	450,855	76,055

Total liabilities and equity	$4,132,865	$4,119,158	$3,938,051

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(In thousands, except per share data)	2011	2011	2010	2011	2010

Interest income:
Interest and fees on loans and leases	$26,097	$25,962	$31,558	$107,089	$138,114
Interest and dividends on investment securities:
Taxable interest	7,179	7,918	4,060	27,559	19,699
Tax-exempt interest	189	186	179	738	1,068
Dividends	4	5	3	12	11
Interest on deposits in other banks	104	259	555	1,052	1,862
Total interest income	33,573	34,330	36,355	136,450	160,754

Interest expense:
Interest on deposits:
Demand	94	113	196	500	885
Savings and money market	353	459	1,055	2,044	5,514
Time	1,288	1,499	2,935	7,066	14,390
Interest on short-term borrowings	-	-	295	204	1,177
Interest on long-term debt	1,026	2,430	4,855	8,815	20,135
Total interest expense	2,761	4,501	9,336	18,629	42,101

Net interest income	30,812	29,829	27,019	117,821	118,653
Provision (credit) for loan and lease losses	(11,215)	(19,116)	406	(40,690)	159,548
Net interest income (loss) after provision for loan and lease losses	42,027	48,945	26,613	158,511	(40,895)

Other operating income:
Service charges on deposit accounts	2,460	2,501	2,849	10,024	11,831
Other service charges and fees	4,286	4,451	3,973	17,239	15,418
Income from fiduciary activities	658	636	831	2,794	3,204
Equity in earnings of unconsolidated subsidiaries	157	136	140	458	468
Fees on foreign exchange	180	198	157	664	659
Investment securities gains	1,045	-	-	1,306	831
Income from bank-owned life insurance	1,103	866	673	4,139	4,809
Loan placement fees	193	164	84	541	391
Net gains on sales of residential loans	3,670	1,177	3,155	8,050	8,468
Gain on sale of premises and equipment	-	-	7,698	-	7,698
Other	1,483	1,380	325	4,966	3,259
Total other operating income	15,235	11,509	19,885	50,181	57,036

Other operating expense:
Salaries and employee benefits	17,344	15,856	12,999	63,675	56,613
Net occupancy	3,559	3,466	3,847	13,793	13,650
Equipment	1,070	1,348	1,222	4,702	5,337
Amortization of other intangible assets	2,148	1,709	1,857	7,033	7,061
Communication expense	886	828	886	3,517	3,985
Legal and professional services	3,536	3,230	3,507	13,506	17,840
Computer software expense	923	894	993	3,629	3,625
Advertising expense	453	842	354	2,961	2,531
Goodwill impairment	-	-	-	-	102,689
Foreclosed asset expense	2,959	835	4,064	4,557	8,982
Write down of assets	-	(31)	520	4,624	1,460
Loss on early extinguishment of debt	-	6,234	5,685	6,234	5,685
Other	12,289	13,617	12,649	43,890	37,636
Total other operating expense	45,167	48,828	48,583	172,121	267,094

Income (loss) before income taxes	12,095	11,626	(2,085)	36,571	(250,953)
Income tax expense	-	-	-	-	-
Net income (loss)	$12,095	$11,626	$(2,085)	$36,571	$(250,953)

Per common share data:
Basic earnings (loss) per share	$0.29	$0.28	$(2.78)	$3.36	$(171.13)
Diluted earnings (loss) per share	0.29	0.28	(2.78)	3.31	(171.13)

Basic weighted average shares outstanding	41,628	41,625	1,519	35,891	1,516
Diluted weighted average shares outstanding	41,709	41,672	1,519	36,342	1,516

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Year Ended			Year Ended
(Dollars in thousands)	December 31, 2011			December 31, 2010			December 31, 2011			December 31, 2010
	Average	Average		Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$162,592	0.25%	$104	$865,095	0.25%	$555	$412,351	0.26%	$1,052	$726,346	0.26%	$1,862
Taxable investment securities, excluding
valuation allowance	1,449,324	1.98	7,183	622,105	2.61	4,063	1,227,181	2.25	27,571	586,719	3.36	19,710
Tax-exempt investment securities,
excluding valuation allowance	12,304	9.47	291	13,160	8.35	275	12,537	9.05	1,135	21,803	7.54	1,643
Loans and leases, net of unearned income	2,114,686	4.91	26,097	2,359,977	5.32	31,558	2,121,544	5.05	107,089	2,716,090	5.09	138,114
Federal Home Loan Bank stock	48,797	-	-	48,797	-	-	48,797	-	-	48,797	-	-
Total interest earning assets	3,787,703	3.54	33,675	3,909,134	3.71	36,451	3,822,410	3.58	136,847	4,099,755	3.94	161,329
Nonearning assets	276,708			200,448			232,218			268,504
Total assets	$4,064,411			$4,109,582			$4,054,628			$4,368,259

Liabilities & Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$555,624	0.07%	$94	$648,752	0.12%	$196	$539,519	0.09%	$500	$619,070	0.14%	$885
Savings and money market deposits	1,130,165	0.12	353	1,085,775	0.39	1,055	1,117,183	0.18	2,044	1,092,378	0.50	5,514
Time deposits under $100,000	359,076	0.76	688	472,111	1.41	1,674	395,500	0.99	3,900	515,264	1.57	8,077
Time deposits $100,000 and over	611,662	0.39	600	347,209	1.44	1,261	484,734	0.65	3,166	450,371	1.40	6,313
Short-term borrowings	1,878	0.01	-	202,026	0.58	295	35,810	0.57	204	219,823	0.54	1,177
Long-term debt	187,670	2.17	1,026	597,489	3.22	4,855	352,677	2.50	8,815	634,217	3.17	20,135
Total interest-bearing liabilities	2,846,075	0.38	2,761	3,353,362	1.10	9,336	2,925,423	0.64	18,629	3,531,123	1.19	42,101
Noninterest-bearing deposits	692,192			592,932			675,604			581,857
Other liabilities	67,402			69,001			71,687			66,943
Total liabilities	3,605,669			4,015,295			3,672,714			4,179,923
Shareholders' equity	448,759			84,281			371,922			178,321
Non-controlling interest	9,983			10,006			9,992			10,015
Total equity	458,742			94,287			381,914			188,336
Total liabilities & equity	$4,064,411			$4,109,582			$4,054,628			$4,368,259

Net interest income			$30,914			$27,115			$118,218			$119,228

Net interest margin		3.25%			2.76%			3.09%			2.91%